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                                                                    EXHIBIT 99.1

                   ISRAMCO, INC. REPORTS THIRD QUARTER RESULTS

HOUSTON, Nov. 14 / Isramco, Inc. (Nasdaq: ISRL) reported today that third quarter 2005 revenues were $3,301,000, compared to $3,144,000 in the third quarter of 2004, an increase of approximately 5%. Major components of revenues in the third quarter of 2005 were oil and gas sales ($775,000), revenues from the leasing of the Magic 1 cruise liner ($736,000) and net income of investee-affiliates ($1,182,000). Revenues for the nine months ended September 30, 2005 were $6,706,000 compared to $6,541,000 during the comparable period in 2004.

The Company reported net income of $992,000 for the third quarter 2005 compared to a loss of $(595,000) for the same period in 2004 and net income of $701,000 for the nine months ended September 30, 2005 compared to a net income of $250,000 for the comparable nine month period in 2004.

The increase in net income is primarily attributable to increase in gains on securities of certain investee-affiliates of the Company whose securities are traded on the Tel Aviv Stock Exchange, offset by a decline in the volume of gas sales, and costs related to the maintenance and operation of the Magic 1 Cruise liner.

There are currently 2,717,891 shares of Isramco Common Stock issued and outstanding.

The Company's quarterly results are summarized below:

                                                   Isramco, Inc.
                                                   (Unaudited)
                                (In thousands, except for per share information)
                                    For the Three Months    For the Nine Months
                                     Ended September 30,    Ended September 30,

                                       2005      2004         2005      2004
    STATEMENT OF OPERATIONS

    Revenues                          $3,301    $3,144       $6,706    $6,541

    Total expenses                     1,959     2,534        5,655     4,765

    Net income (loss)                    992      (595)         701       250

    Earnings (loss) per Common Share    0.36     (0.23)        0.26      0.09


                                                        For the Nine Months
                                                        Ended September 30,

                                                         2005        2004
    CASH FLOW DATA

    Net cash provided by operating activities             791       1,079

    Net cash provided (used) in Investing activities      269      (8,086)

    Net cash provided (used) by financing activities   (1,538)      7,035

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                                                        As of September 30,

                                                         2005         2004
    BALANCE SHEET DATA

    Current assets                                      $9, 230     $10,963

    Total Assets                                         40,679      41,870

    Current Liabilities                                   3,193       1,111

    Total Liabilities                                     9,921      11,482

    Total Shareholders Equity                            30,757      30,388


FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE- HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 2004, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.